EXHIBIT 21

                            TECH DATA CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT



                                                      State or other
       Name of              Percentage                Jurisdiction of
     Subsidiary               Owned                   Incorporation
- ----------------------      ----------                ----------------


Tech Data Canada Inc.          100%                   Ontario, Canada

Tech Data Finance, Inc.        100%                   California

Tech Data France, SNC          100%                   France